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                                                                    EXHIBIT 17.1





 April 26, 2000

 Pangea Petroleum Corporation
 6666 Harwin Drive
 Suite 545
 Houston, Texas 77036

         I, Richard I. Anslow, hereby resign as President, Secretary and Director of Segway II Corp., effective immediately.


                                    /s/ RICHARD I. ANSLOW
                                    ----------------------
                                        RICHARD I. ANSLOW